POWER OF ATTORNEY FOR SIGNATURE

The undersigned constitutes Kevin M. Carome, Suzan M. Barron, William J. Ballou, Russell L. Kane, Vincent P. Pietropaolo, Ellen Harrington, Tracy S. DiRienzo, Pamela A. McGrath, Cameron S. Avery and Stacy H. Winick individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, any and all registration statements and any and all amendments to the registration statements filed under the Securities Act of 1933 or the Investment Company Act of 1940 with the Securities and Exchange Commission for the purpose of complying with such registration requirements in my capacity as a trustee or officer of Liberty-Stein Roe Funds Investment Trust, Liberty-Stein Roe Funds Income Trust, Liberty-Stein Roe Funds Institutional Trust, Liberty-Stein Roe Funds Trust, Liberty-Stein Roe Funds Municipal Trust, Liberty-Stein Roe Funds Advisor Trust, SR&F Base Trust, Stein Roe Variable Investment Trust, Liberty Floating Rate Fund, Liberty-Stein Roe Institutional Floating Rate Income Fund, and Stein Roe Floating Rate Limited Liability Company (together "Liberty-Stein Roe Funds"). This Power of Attorney authorizes the above individuals to sign my name and will remain in full force and effect until specifically rescinded by me.

I specifically permit this Power of Attorney to be filed, as an exhibit to a registration statement or amendment to a registration statement of any or all Liberty-Stein Roe Funds with the Securities and Exchange Commission and I request that this Power of Attorney then constitutes authority to sign additional amendments and registration statements by virtue of its incorporation by reference into the registration statements and amendments for the Liberty-Stein Roe Funds.

In witness, I have signed this Power of Attorney on this 17th day of October, 2000.



/s/ JOSEPH R. PALOMBO
----------------------
Joseph R. Palombo